CERBCO, Inc.
CONSOLIDATING SCHEDULE - STATEMENT OF EARNINGS INFORMATION
THREE MONTHS ENDED DECEMBER 31, 1996
(unaudited)

                                               CERBCO, Inc.                         CERBCO, Inc.   Insituform East, Capitol Office
                                               Consolidated        Eliminations    Unconsolidated   Incorporated    Solutions, Inc.

Sales                                          $12,775,287              $0                $0       $6,637,618        $6,137,669
                                               -----------              --                --       ----------        ----------

Costs and Expenses:
  Cost of sales                                  8,720,213               0                 0        4,923,149         3,797,064
  Selling, general and administrative expenses   2,687,599               0           302,755        1,336,533         1,048,311
                                                 ---------               -           -------        ---------         ---------
    Total Costs and Expenses                    11,407,812               0           302,755        6,259,682         4,845,375
                                                ----------               -           -------        ---------         ---------

Operating Profit (Loss)                          1,367,475               0          (302,755)         377,936         1,292,294
Investment Income                                  170,687               0            76,417           37,169            57,101
Interest Expense                                    (9,528)              0                 0           (8,118)           (1,410)
Other Income (Expense) - net                       (10,636)              0           (21,967)          29,191           (17,860)
                                                   --------              -           --------          ------           --------
Earnings (Loss) Before Income Taxes and
    Non-Owned Interests                          1,517,998               0          (248,305)         436,178         1,330,125

Provision for Income Taxes                         519,000               0           (90,000)         134,000           475,000
                                                   -------               -           --------         -------           -------

Earnings (Loss) Before Non-Owned Interests         998,998               0          (158,305)         302,178           855,125

Non-Owned Interests in Earnings of
    Consolidated Subsidiaries                      518,522 (A)     426,583                 0           91,939                 0
                                                   -------         -------                 -           ------                 -

NET EARNINGS (LOSS)                               $480,476 (B)   $(426,583)        $(158,305)        $210,239          $855,125
                                                  ========       ==========        ==========        ========          ========


CERBCO, Inc.
CONSOLIDATING SCHEDULE - STATEMENT OF EARNINGS INFORMATION
SIX MONTHS ENDED DECEMBER 31, 1996
(unaudited)

                                               CERBCO, Inc.                        CERBCO, Inc.   Insituform East,  Capitol Office
                                               Consolidated    Eliminations        Unconsolidated Incorporated      Solutions, Inc.

Sales                                          $23,459,740               $0                $0      $11,958,388       $11,501,352
                                               -----------               --                --      -----------       -----------

Costs and Expenses:
  Cost of sales                                 16,779,843                0                 0        9,633,836         7,146,007
  Selling, general and administrative expenses   4,930,624                0           448,020        2,538,974         1,943,630
                                                 ---------                -           -------        ---------         ---------
    Total Costs and Expenses                    21,710,467                0           448,020       12,172,810         9,089,637
                                                ----------                -           -------       ----------         ---------

Operating Profit (Loss)                          1,749,273                0          (448,020)        (214,422)        2,411,715
Investment Income                                  301,437                0           109,433           83,710           108,294
Interest Expense                                   (17,627)               0                 0          (14,411)           (3,216)
Other Income (Expense) - net                        (1,559)               0           (43,934)          78,095           (35,720)
                                                    -------               -           --------          ------           --------
Earnings (Loss) Before Income Taxes and
    Non-Owned Interests                          2,031,524                0          (382,521)         (67,028)        2,481,073

Provision for Income Taxes                         728,000                0           (90,000)         (57,000)          875,000
                                                   -------                -           --------         --------          -------

Earnings (Loss) Before Non-Owned Interests       1,303,524                0          (292,521)         (10,028)        1,606,073

Non-Owned Interests in Earnings of
    Consolidated Subsidiaries                      553,635 (C)      477,039                 0           76,596                 0
                                                   -------          -------                 -           ------                 -

NET EARNINGS (LOSS)                               $749,889 (D)    $(477,039)        $(292,521)        $(86,624)       $1,606,073
                                                  ========        ==========        ==========        =========       ==========

CERBCO, Inc.
CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
DECEMBER 31, 1996
(unaudited)

                                               CERBCO, Inc.                        CERBCO, Inc.   Insituform East,  Capitol Office
                                               Consolidated        Eliminations    Unconsolidated  Incorporated     Solutions, Inc.

ASSETS

Current Assets:
  Cash and cash equivalents                    $10,814,154                   $0      $2,649,475     $3,708,682        $4,455,997
  Accounts receivable                            8,997,464                    0             198      6,128,143         2,869,123
  Inventories                                    3,537,829                    0               0      1,394,520         2,143,309
  Prepaid and refundable taxes                     485,622                    0          48,292        437,330                 0
  Deferred income taxes                            133,000                    0               0              0           133,000
  Prepaid expenses and other                       536,056                    0               0        405,237           130,819
                                                   -------                    -               -        -------           -------

TOTAL CURRENT ASSETS                            24,504,125                    0       2,697,965     12,073,912         9,732,248

Investment in and Advances to Subsidiaries:
  Investment in subsidiaries                             0          (13,673,870)     13,673,870              0                 0
  Intercompany receivables and payables                  0                    0           5,671          6,155           (11,826)

Property, Plant and Equipment - net of
  accumulated depreciation                      12,050,548                    0          91,805     11,778,197           180,546

Other Assets:
  Excess of acquisition cost over value of net
    assets acquired - net                        4,649,008            2,452,442               0              0         2,196,566
  Cash surrender value of life insurance           704,600                    0         704,600              0                 0
  Deferred income taxes                             41,000                    0               0              0            41,000
  Deposits and other                               182,567                    0          62,836         96,000            23,731
                                                   -------                    -          ------         ------            ------

TOTAL ASSETS                                   $42,131,848         $(11,221,428)    $17,236,747    $23,954,264       $12,162,265
                                               ===========         =============    ===========    ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities      $5,245,398                   $0        $117,247     $3,854,408        $1,273,743
  Deferred revenue                                 526,806                    0               0              0           526,806
  Current portion of capital lease obligations      44,273                    0               0         30,273            14,000
                                                    ------                    -               -         ------            ------

TOTAL CURRENT LIABILITIES                        5,816,477                    0         117,247      3,884,681         1,814,549

Long-Term Liabilities:
  Capital lease obligations                        170,224                    0               0        154,426            15,798
  Deferred income taxes                          1,032,000                    0               0      1,032,000                 0
  Accrued SERP liability                           363,420                    0         363,420              0                 0
                                                   -------                    -         -------              -                 -
TOTAL LIABILITIES                                7,382,121                    0         480,667      5,071,107         1,830,347
                                                 ---------                    -         -------      ---------         ---------

Non-Owned Interests:                            16,951,237 (C)(E)    14,520,308               0      2,430,929                 0
                                                ----------           ----------               -      ---------                 -

Stockholders' Equity:
  Common stock                                     116,322 (E)         (175,486)        116,322        175,486                 0
  Class B stock                                     31,073 (E)          (12,024)         31,073         11,904               120
  Additional paid-in capital                     7,478,303 (E)       (4,750,304)      7,478,303      4,000,424           749,880
  Retained earnings                             10,172,792 (D)(E)   (21,993,535)      9,130,382     13,454,027         9,581,918
  Treasury stock                                         0 (E)        1,189,613               0     (1,189,613)                0
                                                         -            ---------               -     -----------                -
TOTAL STOCKHOLDERS' EQUITY                      17,798,490          (25,741,736)     16,756,080     16,452,228        10,331,918
                                                ----------          ------------     ----------     ----------        ----------

TOTAL LIABILITIES
 AND STOCKHOLDERS' EQUITY                      $42,131,848         $(11,221,428)    $17,236,747    $23,954,264       $12,162,265
                                               ===========         =============    ===========    ===========       ===========

CERBCO, Inc.
CONSOLIDATING ELIMINATION ENTRIES
DECEMBER 31, 1996
(unaudited)


(A)
Non-owned interests in earnings of subsidiaries                        $426,583
  Non-owned interests                                                                    $426,583
To record  non-owned  interests in earnings of subsidiaries
  for the three months ended December 31, 1996.

(B)
Retained earnings                                                      $426,583
  Current quarter earnings adjustments                                                   $426,583
To close out impact of  eliminating  entries on current  quarter's statement of earnings.

(C)
Non-owned interests in earnings of subsidiaries                        $477,039
  Non-owned interests                                                                    $477,039
To record  non-owned  interests  in earnings of  subsidiaries for the six months ended December 31, 1996.

(D)
Retained earnings                                                      $477,039
  Current quarter earnings adjustments                                                   $477,039
To close out impact of eliminating entries on six month's
  statement of earnings.

(E)
Common stock                                                           $175,486
Class B stock                                                            12,024
Additional paid-in capital                                            4,750,304
Retained earnings                                                    21,516,496
Excess of acquisition cost over value of net assets acquired          2,452,442
  Treasury stock                                                                       $1,189,613
  Non-owned interests                                                                  14,043,269
  Investment in subsidiaries                                                           13,673,870
To eliminate investments in consolidated subsidiaries.
